                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549

                                 FORM 8-K/A-1

                  Amendment No. 1 to Current Report Pursuant
                        to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934
              Date of report (Date of earliest event reported):
                      August 2, 1996; September 11, 1996

   U.S. CAN CORPORATION                           UNITED STATES CAN COMPANY
 (Exact name of registrant as                      (Exact named of registrant
specified in its charter)                         as specified in its charter)

         DELAWARE                                        DELAWARE
(State or other jurisdiction                    (State or other jurisdiction
      of incorporation)                               or incorporation)

          0-21314                                        33-43734
  (Commission File Number)                        (Commission File Number)

        06-1094196                                      06-1145011
(I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)

   900 Commerce Drive                                 900 Commerce Drive
Oak Brook, Illinois 60521                         Oak Brook, Illinois 60521
 (Address of principal                              (Address of principal
   executive offices)                                 executive offices)

     (630) 571-2500                                    (630) 571-2500
(Registrant's telephone number,                 (Registrant's telephone number,
    including area code)                               including area code)

     Not Applicable                                     Not Applicable
(Former name or former address,                 (Former name or former address,
if changed since last report.)                   if changed since last report.)

(Explanatory Note: United States Can Company is not required by Section 13 or 15(d) of the Exchange Act to file reports thereunder, but has agreed, pursuant to the Indenture under which its 13 1/2% Senior Subordinated Notes Due 2002 were issued, to file all reports required by Section 13 or 15(d) whether or not required by law.

Explanatory Note 2: This Form 8-K/A-1 amends each of the two Form 8-K's filed jointly by U.S. Can Corporation and United States Can Company dated August 2, 1996 and September 11, 1996 regarding the acquisitions of the CPI Group (as defined herein) and USC Europe (as defined herein), respectively.)

        The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Reports on Form 8-K dated August 2, 1996 and September 11, 1996, respectively, as set forth in the pages attached hereto.

Item 7. Financial Statements and Exhibits. The financial statements are amended by filing the following financial statements and pro forma financial information:



                         ACQUIRED BUSINESSES FINANCIAL STATEMENTS
CPI GROUP:
  Combined Financial Statements:
     Independent Auditor's Report......................................................  F-1
     Combined Balance Sheets as of December 31, 1994 and 1995..........................  F-2
     Combined Statements of Income for the Years Ended December 31, 1993, 1994 and
      1995.............................................................................  F-3
     Combined Statements of Stockholders' Equity for the Years Ended December 31, 1993,
      1994 and 1995....................................................................  F-4
     Combined Statements of Cash Flows for the Years Ended December 31, 1993, 1994 and
      1995.............................................................................  F-5
     Notes to the Combined Financial Statements........................................  F-6
  Unaudited Combined Interim Financial Statements:
     Combined Interim Balance Sheets as of June 30, 1995 and June 30, 1996............. F-13
     Combined Interim Statements of Income for the Six Months Ended June 30, 1995 and
      1996............................................................................. F-14
     Combined Interim Statements of Stockholders' Equity for the Six Months Ended June
      30, 1995 and 1996................................................................ F-15
     Combined Interim Statements of Cash Flows for the Six Months Ended June 30, 1995
      and 1996......................................................................... F-16
     Notes to Combined Interim Financial Statements.................................... F-17
USC EUROPE (AEROSOLS DIVESTITURE PACKAGE):
  Combined Financial Statements:
     Report of Independent Accountants................................................. F-23
     Combined Statements of Financial Position as of December 31, 1994 and 1995........ F-24
     Combined Statements of Operations for the Years Ended December 31, 1993, 1994 and
      1995............................................................................. F-25
     Notes to the Combined Financial Statements........................................ F-26
  Unaudited Combined Interim Financial Statements:
     Combined Interim Statement of Financial Position as of June 30, 1996.............. F-34
     Combined Interim Statements of Operations for the Six Months Ended June 30, 1995
      and 1996......................................................................... F-35
     Notes to the Combined Interim Financial Information............................... F-36

                UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

U.S. CAN CORPORATION AND SUBSIDIARIES:
  Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1996............. F-43
  Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended
    December 31, 1995.................................................................. F-44
  Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended
    July 2, 1995....................................................................... F-45
  Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended
    June 30, 1996...................................................................... F-46
  Notes to Unaudited Pro Forma Condensed Combined Financial Statements................. F-47


        In connection with the USC Europe Acquisition consummated September 11, 1996, Crown (as defined herein) provided to the Company audited balance sheets and income statements for USC Europe for the years 1993 through 1995. However, the various entities which constitute USC Europe historically have been organized in a manner that does not permit consolidation or combining of individual capital accounts, and the financing and cash management for the various entities were centralized in a manner that did not permit identification of cash flows at the USC Europe level prior to the USC Europe Acquisition. Consequently, the Company is unable to provide historical statements of cash flows and historical statements of changes in stockholder's equity for USC Europe for the periods prior to the USC Europe Acquisition, and therefore the Company cannot meet the requirements of Rules 3-02 and 3-04 of Regulation S-X to file statements of cash flows and statements of changes in stockholder's equity for USC Europe. The staff of the Commission, in a letter dated September 19, 1996, has indicated that so long as the Company presents financial information concerning USC Europe consisting of combined statements of financial position and combined statements of operations prepared in conformity with United States Generally Accepted Accounting Principles ("GAAP") for all periods specified by Rules 3-02 and 3-05 of Regulation S-X, the staff of the Commission will not object to the Company's presentation of financial data regarding USC Europe. However, the Commission staff has stated that, in light of the significance of USC Europe to the Company, narrative discussion of the operating cash flow characteristics of USC Europe, quantified to the extent practicable, should be provided. The Commission staff also stated that historical investing and financing transactions that would be material to a shareholder's understanding of the operations of USC Europe should also be disclosed and that the Company should also disclose the reasonably likely effects of the acquisition of USC Europe on the Company's cash flows, liquidity, capital resources and results of operations.

        The financial statements for USC Europe supplied by Crown and included herein have been prepared in accordance with international accounting principles issued by the International Accounting Standards Committee. These principles, as applied to the USC Europe combined financial statements included herein, do not differ materially from GAAP with the exception of certain disclosure requirements. Such combined financial statements are not intended to be a complete presentation of USC Europe's financial position or cash flows.

        USC Europe's liquidity needs since January 1995 have principally been met through internally generated cash flows or advances from its previous owners. Working capital increased to $25.1 million as of June 30, 1996 from $24.4 million and $15.0 million as of December 31, 1995 and 1994, respectively. Net income plus non-cash depreciation and amortization charges and less the change in working capital amounted to $4.5 million and ($0.5 million) for the six months ended June 30, 1996 and the year ended December 31, 1995, respectively. Based on information provided to the Company by Crown, capital expenditures for USC Europe were approximately $4.6 million, $8.5 million and $4.8 million for the six months ended June 30, 1996 and the years ended December 31, 1995 and 1994, respectively. Indebtedness of USC Europe decreased from $12.6 million as of December 31, 1994 to $10.8 million as of December 31, 1995 and $8.9 million as of June 30, 1996. Changes to Crown's net investment in USC Europe, excluding the effect of net income on such investment, was an increase of $11.2 million during the year ended December 31, 1995 and a decrease of $2.2 million during the six months ended June 30, 1996. Based on USC Europe's performance in the six months ended June 30, 1996, the Company expects that USC Europe will increase the Company's consolidated cash flows, enhance its liquidity and improve consolidated results of operations.


INCLUSION OF FORWARD-LOOKING INFORMATION

        Certain of the foregoing statements constitute "forward-looking statements" within the meaning of Section 21E of the Exchange Act. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following: general economic and business and market conditions, changes in product demand, changes in competition, the ability of the Company to integrate acquisitions or complete future acquisitions, interest rate fluctuations, currency fluctuations, dependence on raw material producers, dependence on and availability of qualified personnel, changes in or failure to comply with governmental regulations including environmental laws, ability to obtain adequate financing in the future and other factors indicated in the Company's other filings with the Commission. These important factors may also cause the forward-looking statements made by the Company in this report to be materially different from actual results achieved by the Company. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company's plans and objectives will be achieved.

                                   EXHIBITS

Consent of Independent Accountants: Plante & Moran LLP        Exhibit 23.1


Consent of Independent Accountants: Befec-Price Waterhouse    Exhibit 23.2

                          INDEPENDENT AUDITOR'S REPORT

To the Directors and Stockholders
CPI Plastics, Inc., CP Illinois, Inc.
  and CP Ohio, Inc.

     We have audited the accompanying combined balance sheet of CPI Plastics, Inc., CP Illinois, Inc. and CP Ohio, Inc. as of December 31, 1994 and 1995 and the related combined statements of income, stockholders' equity and cash flows for each year in the three-year period ended December 31, 1995. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of CPI Plastics, Inc., CP Illinois, Inc. and CP Ohio, Inc. at December 31, 1994 and 1995 and the combined results of their operations and their cash flows for each year in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          PLANTE & MORAN, LLP

Southfield, Michigan
February 2, 1996

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                             COMBINED BALANCE SHEET

                                                                          DECEMBER 31
                                                                   --------------------------
                                                                      1994           1995
                                                                   -----------    -----------
                              ASSETS
CURRENT ASSETS
  Cash............................................................ $    53,751    $     9,749
  Accounts receivable:
     Trade -- Less allowance for doubtful accounts of $35,000 in
      1994 and $70,000 in 1995....................................   2,647,937      2,795,737
     Officer......................................................          --         68,554
  Notes receivable -- Stockholders (Note 2).......................     995,000        995,000
  Inventories (Note 3)............................................   2,041,758      2,377,137
  Prepaid expenses and other......................................     121,898        236,281
                                                                   -----------    -----------
     Total current assets.........................................   5,860,344      6,482,458
PROPERTY AND EQUIPMENT (Note 4)...................................   8,637,134      8,439,678
OTHER ASSETS (Note 5).............................................      69,044         47,106
                                                                   -----------    -----------
     Total assets................................................. $14,566,522    $14,969,242
                                                                   ===========    ===========
               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable (Note 6):
     Bank......................................................... $ 2,427,763    $ 1,781,373
     Stockholders.................................................   1,560,000      1,560,000
  Current portion of long-term debt (Note 7)......................   1,439,664      1,475,014
  Accounts payable -- Trade.......................................   2,819,235      2,622,470
  Accrued payroll and related liabilities.........................     321,503        362,652
  Other accrued liabilities (Note 4)..............................     419,345        492,575
                                                                   -----------    -----------
     Total current liabilities....................................   8,987,510      8,294,084
LONG-TERM LIABILITIES
  Debt (Note 7)...................................................   1,491,008        895,994
  Other (Note 4)..................................................     647,646        416,470
STOCKHOLDERS' EQUITY (Note 8)
  Common stock....................................................     300,000        300,000
  Paid-in capital.................................................     400,000        400,000
  Retained earnings...............................................   2,740,358      4,662,694
                                                                   -----------    -----------
     Total stockholders' equity...................................   3,440,358      5,362,694
                                                                   -----------    -----------
     Total liabilities and stockholders' equity................... $14,566,522    $14,969,242
                                                                   ===========    ===========

                  See Notes to Combined Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                          COMBINED STATEMENT OF INCOME

                                                               YEAR ENDED DECEMBER 31
                                                      -----------------------------------------
                                                         1993           1994           1995
                                                      -----------    -----------    -----------
NET SALES..........................................   $22,263,167    $25,946,351    $29,350,842
COST OF SALES......................................    19,262,875     22,361,752     24,906,390
                                                      -----------    -----------    -----------
GROSS PROFIT.......................................     3,000,292      3,584,599      4,444,452
SELLING AND ADMINISTRATIVE EXPENSES................     1,813,659      2,005,680      1,861,804
                                                      -----------    -----------    -----------
OPERATING INCOME...................................     1,186,633      1,578,919      2,582,648
INTEREST EXPENSE...................................       649,327        637,943        660,312
                                                      -----------    -----------    -----------
NET INCOME.........................................   $   537,306    $   940,976    $ 1,922,336
                                                      ===========    ===========    ===========

                  See Notes to Combined Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                                                            ADDITIONAL                      TOTAL
                                                 COMMON      PAID-IN       RETAINED     STOCKHOLDERS'
                                                 STOCK       CAPITAL       EARNINGS        EQUITY
                                                --------    ----------    ----------    -------------
BALANCE -- January 1, 1993...................   $300,000     $ 400,000    $1,306,076     $ 2,006,076
Net income...................................         --            --       537,306         537,306
Cash dividends...............................         --            --       (44,000)        (44,000)
                                                --------      --------    ----------      ----------
BALANCE -- January 1, 1994...................    300,000       400,000     1,799,382       2,499,382
Net income...................................         --            --       940,976         940,976
                                                --------      --------    ----------      ----------
BALANCE -- January 1, 1995...................    300,000       400,000     2,740,358       3,440,358
Net income...................................         --            --     1,922,336       1,922,336
                                                --------      --------    ----------      ----------
BALANCE -- December 31, 1995.................   $300,000     $ 400,000    $4,662,694     $ 5,362,694
                                                ========      ========    ==========      ==========

                  See Notes to Combined Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                        COMBINED STATEMENT OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31
                                                      -----------------------------------------
                                                         1993           1994           1995
                                                      -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income.......................................   $   537,306    $   940,976    $ 1,922,336
  Adjustments to reconcile net income to net cash
     from operating activities:
     Depreciation and amortization.................     1,171,063      1,240,301      1,268,332
     Bad debt expense..............................        29,605            722         35,000
     Loss on disposal..............................            --             --          2,745
     Changes in assets and liabilities:
       Increase in accounts receivable.............      (462,253)      (423,471)      (251,354)
       (Increase) decrease in inventories..........      (203,839)       129,124       (335,379)
       (Increase) decrease in prepaid expenses.....       164,324        (99,471)      (114,382)
       (Increase) decrease in other assets.........           (49)        14,636             --
       Increase (decrease) in accounts payable.....      (178,801)       814,223       (196,765)
       Increase in accrued payroll and other
          accrued liabilities......................       101,631         24,063        185,822
                                                      -----------    -----------    -----------
          Net cash provided by operating
            activities.............................     1,158,987      2,641,103      2,516,355
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of property and equipment.....         9,070             --          5,500
  Purchase of property and equipment...............      (361,618)    (1,000,115)    (1,359,803)
  Issuance of note receivable......................       (80,000)            --             --
  Collections on note receivable...................        32,751             --             --
                                                      -----------    -----------    -----------
          Net cash used in investing activities....      (399,797)    (1,000,115)    (1,354,303)
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds (repayments) on short-term debt --
     Net...........................................       480,266        (66,503)      (646,390)
  Principal payments on long-term debt.............    (1,813,840)    (1,499,636)    (1,439,664)
  Proceeds (repayments) from issuance of long-term
     debt..........................................            --        (37,658)       880,000
  Proceeds from issuance of notes to
     stockholders..................................       580,000             --             --
  Dividends paid...................................        (6,342)            --             --
                                                      -----------    -----------    -----------
          Net cash used in financing activities....      (759,916)    (1,603,797)    (1,206,054)
                                                      -----------    -----------    -----------
NET INCREASE (DECREASE) IN CASH....................          (726)        37,191        (44,002)
CASH -- Beginning of year..........................        17,286         16,560         53,751
                                                      -----------    -----------    -----------
CASH -- End of year................................   $    16,560    $    53,751    $     9,749
                                                      ===========    ===========    ===========

                  See Notes to Combined Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                        DECEMBER 31, 1993, 1994 AND 1995

NOTE 1 NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     The Companies operate plants in Georgia, Illinois and Ohio and are engaged in manufacturing plastic shipping containers. The Companies' customers are located throughout the United States and are engaged in the chemical, petroleum, paint and food industries.

     Principles of Combination -- The combined financial statements include the following companies that are related by common ownership:

       CPI Plastics, Inc.
       CP Illinois, Inc.
       CP Ohio, Inc.

     All material intercompany accounts and transactions have been eliminated in the accompanying combined financial statements.

     Inventories -- Inventories are stated at the lower of cost, determined by the last-in, first-out (LIFO) method, or market.

     Property and Equipment -- Property and equipment are recorded at cost. Depreciation is computed principally on the straight-line basis over the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.

     Intangible Assets -- Patents are being amortized on the straight-line basis over their remaining lives. Goodwill is being amortized on the straight-line basis over ten years. Organization costs are recorded at cost and are being amortized on the straight-line basis over five to ten years.

     Major Customers -- One major customer accounted for approximately 31, 32 and 36 percent of sales for the years ended December 31, 1993, 1994 and 1995, respectively. Accounts receivable from this customer was $724,013, $869,390 and $801,423 as of December 31, 1993, 1994 and 1995, respectively.

     Income Taxes -- The Companies have elected to be treated as S Corporations for income tax purposes. Under this election, the stockholders report the taxable income (or loss) and pay any income tax (or receive any tax benefit) personally.

     Pension Plans -- CPI Plastics, Inc. maintains a defined contribution plan for its union employees. Contributions in 1993 and 1994 were based on a percentage of employee compensation. Contributions for 1995 are based upon $.30 for each hour worked. Contributions were paid not less than annually based on the provisions set forth by each plan.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 NOTES RECEIVABLE -- STOCKHOLDERS

     Notes receivable -- stockholders represent unsecured demand loans to stockholders. The loans bear interest at 8 percent to 10 percent per annum. Interest income earned relating to these notes amounted to $73,200, $81,400 and $81,400 for the years ended December 31, 1993, 1994 and 1995, respectively.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                        DECEMBER 31, 1993, 1994 AND 1995

NOTE 3 INVENTORIES

     Inventories at December 31 are comprised of the following:

                                                                  1994          1995
                                                               ----------    ----------
        Current cost:
          Raw materials:
             Resin..........................................   $1,061,857    $  869,723
             Other..........................................      435,117       655,448
          Finished goods....................................    1,152,154     1,325,979
                                                               ----------    ----------
               Total current cost...........................    2,649,128     2,851,150
        Excess of current cost over LIFO....................      607,370       474,013
                                                               ----------    ----------
               LIFO cost....................................   $2,041,758    $2,377,137
                                                               ==========    ==========

NOTE 4 PROPERTY AND EQUIPMENT

     Cost of property and equipment is summarized as follows:

                                                                1994           1995
                                                             -----------    -----------
        Land..............................................   $    90,000    $    90,000
        Land improvements.................................     1,479,085      1,475,442
        Building and improvements.........................     1,264,019      1,330,591
        Machinery and equipment...........................     7,886,027      8,299,224
        Molds.............................................     3,631,129      4,175,350
        Furniture and fixtures............................       156,030        180,800
                                                             -----------    -----------
             Total cost...................................    14,506,290     15,551,407
        Less accumulated depreciation.....................     5,869,156      7,111,729
                                                             -----------    -----------
             Net carrying amount..........................   $ 8,637,134    $ 8,439,678
                                                             ===========    ===========

     Depreciation expense totaled $1,090,093, $1,173,919 and $1,246,394 during the years ended December 31, 1993, 1994 and 1995, respectively.

     During 1994, the Companies identified an environmental problem on one of their real properties. In connection with remediation of the problem, the Companies have capitalized the estimated total corrective cost of approximately $1,415,000 as land improvements. Approximately $563,000 and $303,000 was paid in 1994 and 1995, respectively, and the remainder has been classified in the accompanying balance sheet based on the expected payment period.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                        DECEMBER 31, 1993, 1994 AND 1995

NOTE 5 OTHER ASSETS

     Intangible assets included in other assets consist of the following:

                                                                1994           1995
                                                             -----------    -----------
        Patents...........................................    $ 400,000      $ 400,000
        Goodwill..........................................       80,000         80,000
        Organization costs................................      149,791        149,791
                                                               --------       --------
             Total cost...................................      629,791        629,791
        Less accumulated amortization.....................      582,665        604,603
                                                               --------       --------
             Net carrying amount..........................    $  47,126      $  25,188
                                                               ========       ========

     Total amortization expense charged to operations during the years ended December 31, 1993, 1994 and 1995 was $80,970, $66,382 and $21,938, respectively.

     Other assets also includes a deposit with an insurance carrier in the amount of $21,918 at December 31, 1994 and 1995.

NOTE 6 NOTES PAYABLE

     Notes payable consist of the following:

                                                                  1994          1995
                                                               ----------    ----------
        Line of credit with a bank with a ceiling of
          $4,000,000, requiring monthly payment of interest
          at one-half of 1% above the prime rate, (8.5
          percent at December 31, 1994 and 1995)
          collateralized by property and equipment, accounts
          receivable and inventories of the Companies (also
          see Note 7).......................................   $2,427,763    $1,781,373
                                                               ==========    ==========
        Unsecured demand notes payable to stockholders,
          bearing interest at rates ranging from 8% to 10%
          per annum.........................................   $1,560,000    $1,560,000
                                                               ==========    ==========

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                        DECEMBER 31, 1993, 1994 AND 1995

NOTE 7 LONG-TERM DEBT

                                                                  1994          1995
                                                               ----------    ----------
        Term loan payable to bank in monthly installments of
          $119,972 plus interest at 1% over the prime rate,
          (8.5 percent at December 31, 1994 and 1995)
          maturing January 1997, collateralized by
          substantially all assets of the Company. During
          1995, the note was amended and increased by
          $700,000..........................................   $2,930,672    $2,191,008
        Equipment note payable, bearing interest at 8.25%,
          payable in monthly installments of $4,415
          beginning February 1996, including interest,
          collateralized by specific items of equipment.....           --       180,000
                                                               ----------    ----------
               Total........................................    2,930,672     2,371,008
               Less current portion.........................    1,439,664     1,475,014
                                                               ----------    ----------
               Long-term portion............................   $1,491,008    $  895,994
                                                               ==========    ==========

     In connection with the line of credit and term loan, the Companies have agreed to, among other things, covenants that require maintenance of certain working capital and fixed charge ratios, prohibit payments for dividends or stock redemptions and place restrictions on repayment of subordinated stockholder notes.

     Minimum principal payments on long-term debt to maturity as of December 31, 1995 are as follows:

                      1996................................   $1,475,014
                      1997................................      793,985
                      1998................................       46,295
                      1999................................       50,262
                      2000................................        5,452
                                                             ----------
                        Total.............................   $2,371,008
                                                             ==========

     Total interest expense incurred during the years ended December 31, 1993, 1994 and 1995 was $649,327, $637,943 and $660,312, respectively, including approximately $139,000, $124,000 and $152,400 to notes payable to stockholders in 1993, 1994 and 1995, respectively.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                        DECEMBER 31, 1993, 1994 AND 1995

NOTE 8 STOCKHOLDERS' EQUITY

     Stockholders' equity consists of the following as of December 31, 1994 and 1995:

                                               CPI PLASTICS,    CP ILLINOIS,    CP OHIO,
                                                   INC.             INC.          INC.         TOTAL
                                               -------------    ------------    ---------    ----------
1994
Common stock -- $100 par value, 1,000 shares
  authorized and issued for each Company....    $    100,000      $  100,000    $ 100,000    $  300,000
Additional paid-in capital..................         400,000              --           --       400,000
Retained earnings
  (accumulated deficit).....................       3,579,440         130,296     (969,378)    2,740,358
                                                  ----------        --------    ---------    ----------
  Total stockholders' equity (deficit)......    $  4,079,440      $  230,296    $(869,378)   $3,440,358
                                                  ==========        ========    =========    ==========
1995
Common stock -- $100 par value, 1,000 shares
  authorized and issued for each Company....    $    100,000      $  100,000    $ 100,000    $  300,000
Additional paid-in capital..................         400,000              --           --       400,000
Retained earnings
  (accumulated deficit).....................       5,185,340         395,414     (918,060)    4,662,694
                                                  ----------        --------    ---------    ----------
  Total stockholders' equity (deficit)......    $  5,685,340      $  495,414    $(818,060)   $5,362,694
                                                  ==========        ========    =========    ==========

NOTE 9 LEASE COMMITMENTS

     CP Ohio, Inc. leases its facility from an affiliate. The lease is renegotiated quarterly and currently provides for quarterly payments of $16,200.

     Additionally, the Companies lease transportation equipment and machinery under agreements expiring from 1995 to 2000. The following is a schedule of future minimum rental payments under the lease agreements:

                      1996..................................   $121,304
                      1997..................................     20,709
                      1998..................................     13,323
                      1999..................................      8,489
                      2000..................................      4,953
                                                               --------
                        Total...............................   $168,778
                                                               ========

     Rent expense for 1993, 1994 and 1995 amounted to $227,983, $251,010 and $241,278, respectively, including $64,800 to affiliates in each year.

NOTE 10 MANAGEMENT SERVICE FEES

     The Companies purchased certain sales, marketing and administrative services from an affiliate through February 1994. Expenses of the Companies approximated $656,000 in 1993 and $86,000 in 1994 related to such services.

NOTE 11 EMPLOYEE BENEFIT PLANS

     The total expense for the Companies' defined contribution pension plans amounted to $125,605, $35,847 and $38,540 for the years ended December 31, 1993, 1994 and 1995, respectively.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                        DECEMBER 31, 1993, 1994 AND 1995

     The Companies have a partially self-insured medical and dental plan for the benefit of substantially all employees. Under the plan, the Companies are liable for claims up to a maximum annual amount of $100,000 per employee and approximately $750,000 in the aggregate. Expenses incurred under the plan, including administrative charges, approximated $606,000, $631,000 and $592,000 in 1993, 1994 and 1995, respectively.

     During 1995, CPI Plastics, Inc. and CP Illinois, Inc. were partially uninsured for workers' compensation claims. The Companies have insurance coverage that limits the workers' compensation loss. Under the plan, the maximum loss is limited to $500,000 with a $2,500 deductible per occurrence.

     CP Ohio, Inc. maintains workers' compensation insurance with the State of Ohio.

     Total workers' compensation expense for 1993, 1994 and 1995 under the above plans amounted to approximately $500,000, $490,000 and $349,000, respectively.

NOTE 12 SUPPLEMENTAL INCOME INFORMATION

     As disclosed in the combined financial statements, the Companies use the last-in, first-out (LIFO) method of costing inventories. Following is summarized financial data showing what the results would have been if the first-in, first-out (FIFO) method had been used:

                                                  1993           1994           1995
                                               -----------    -----------    -----------
        Inventories at lower of cost, (first
          in, first-out) or market..........   $ 2,426,043    $ 2,649,128    $ 2,851,150
                                               ===========    ===========    ===========
        Net sales...........................   $22,263,167    $25,946,351    $29,350,842
        Cost of sales.......................    19,238,569     22,009,543     25,039,747
                                               -----------    -----------    -----------
        Gross profit........................   $ 3,024,598    $ 3,936,808    $ 4,311,095
                                               ===========    ===========    ===========
        Net income..........................   $   561,612    $ 1,293,185    $ 1,788,979
                                               ===========    ===========    ===========

NOTE 13 CASH FLOWS

     During 1993, a significant noncash financing activity consisted of the declaration of a cash dividend of $44,000, of which $37,658 was not paid.

     Cash paid for interest during the years ended December 31, 1993, 1994 and 1995 was $679,592, $628,360 and $661,312, respectively.

NOTE 14 DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash, Trade Accounts Receivable and Payable, Accrued Receivables and Accrued Liabilities -- The fair value approximates the carrying amount because of the short maturity of these instruments.

     Long-term Debt -- The carrying amount of the Companies' long-term debt, $2,371,008 at December 31, 1995, approximates the fair value and is estimated based on rates currently available to the Company; however, it may not be possible to settle the liability at the reported value.

     Notes Receivable from Stockholders -- The estimated fair value of these instruments, which approximates the carrying amount, has been determined by discounting the future cash flows using the interest rate at which the Companies would currently make similar loans to stockholders.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                        DECEMBER 31, 1993, 1994 AND 1995

     Notes Payable to Bank and Stockholders -- The carrying amount of notes payable to bank and stockholders of $1,781,373 and $1,560,000, respectively, at December 31, 1995 approximates the fair value because of the short maturity of those instruments.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                         COMBINED INTERIM BALANCE SHEET

                                                                            JUNE 30
                                                                   --------------------------
                                                                      1995           1996
                                                                   -----------    -----------
                              ASSETS
CURRENT ASSETS
  Cash and cash equivalents....................................... $   726,642    $    16,117
  Accounts receivable:
     Trade -- Less allowance for doubtful accounts of $50,000 in
      1995 and $35,000 in 1996....................................   3,295,943      3,595,724
  Notes receivable -- Stockholders (Note 2).......................     995,000        995,000
  Inventories (Note 3)............................................   1,816,072      1,986,793
  Prepaid expenses and other......................................     124,718        216,800
                                                                   -----------    -----------
     Total current assets.........................................   6,958,375      6,810,434
PROPERTY AND EQUIPMENT (Note 4)...................................   8,483,322      8,273,141
OTHER ASSETS (Note 5).............................................      57,280         72,363
                                                                   -----------    -----------
     Total assets................................................. $15,498,977    $15,155,938
                                                                   ===========    ===========
               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Notes payable (Note 6):
     Bank......................................................... $ 3,513,000    $ 2,971,373
     Stockholders.................................................   1,560,000        995,000
  Current portion of long-term debt (Note 7)......................   1,439,664      1,512,097
  Accounts payable -- Trade.......................................   2,085,311      2,657,637
  Accrued payroll and related liabilities.........................     236,263        214,404
  Other accrued liabilities (Note 4)..............................     273,977        487,292
                                                                   -----------    -----------
     Total current liabilities....................................   9,108,215      8,837,803
LONG-TERM LIABILITIES
  Debt (Note 7)...................................................   1,471,176        123,769
  Other (Note 4)..................................................     638,409        412,422
STOCKHOLDERS' EQUITY
  Common stock, $100 par value, 1,000 shares authorized and issued
     for each Company.............................................     300,000        300,000
  Paid-in capital.................................................     400,000        400,000
  Retained earnings...............................................   3,581,177      5,081,944
                                                                   -----------    -----------
     Total stockholders' equity...................................   4,281,177      5,781,944
                                                                   -----------    -----------
     Total liabilities and stockholders' equity................... $15,498,977    $15,155,938
                                                                   ===========    ===========

              See Notes to Combined Interim Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                      COMBINED INTERIM STATEMENT OF INCOME

                                                                    SIX MONTHS ENDED JUNE 30
                                                                   --------------------------
                                                                      1995           1996
                                                                   -----------    -----------
NET SALES.......................................................   $15,853,099    $15,739,682
COST OF SALES...................................................    13,727,307     12,378,353
                                                                   -----------    -----------
GROSS PROFIT....................................................     2,125,792      3,361,329
SELLING AND ADMINISTRATIVE EXPENSES.............................       942,971      1,173,154
                                                                   -----------    -----------
OPERATING INCOME................................................     1,182,821      2,188,175
INTEREST EXPENSE................................................       342,002        266,259
                                                                   -----------    -----------
NET INCOME......................................................   $   840,819    $ 1,921,916
                                                                   ===========    ===========

              See Notes to Combined Interim Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

               COMBINED INTERIM STATEMENT OF STOCKHOLDERS' EQUITY

                                         COMMON STOCK       ADDITIONAL                       TOTAL
                                      ------------------     PAID-IN       RETAINED      STOCKHOLDERS'
                                      SHARES     AMOUNT      CAPITAL       EARNINGS         EQUITY
                                      ------    --------    ----------    -----------    -------------
BALANCE -- January 1, 1995.........   3,000     $300,000     $ 400,000    $ 2,740,358     $  3,440,358
Net income -- Six months ended June
  30, 1995.........................      --           --            --        840,819          840,819
                                      -----     --------      --------    -----------      -----------
BALANCE -- June 30, 1995...........   3,000     $300,000     $ 400,000    $ 3,581,177     $  4,281,177
                                      =====     ========      ========    ===========      ===========
BALANCE -- January 1, 1996.........   3,000     $300,000     $ 400,000    $ 4,662,694     $  5,362,694
Net income -- Six months ended June
  30, 1996.........................      --           --            --      1,921,916        1,921,916
Cash distributions.................      --           --            --     (1,502,666)      (1,502,666)
                                      -----     --------      --------    -----------      -----------
BALANCE -- June 30, 1996...........   3,000     $300,000     $ 400,000    $ 5,081,944     $  5,781,944
                                      =====     ========      ========    ===========      ===========

              See Notes to Combined Interim Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                    COMBINED INTERIM STATEMENT OF CASH FLOWS

                                                                       PERIOD ENDED JUNE 30
                                                                     -------------------------
                                                                        1995          1996
                                                                     ----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income......................................................   $  840,819    $ 1,921,916
  Adjustments to reconcile net income to net cash from operating activities:
     Depreciation and amortization................................      628,106        680,551
     Bad debt expense.............................................        8,080         16,000
     Changes in assets and liabilities:
       Increase in accounts receivable............................     (656,086)      (747,433)
       Decrease in inventories....................................      225,686        390,344
       Decrease (increase) in prepaid expenses....................       (2,820)        19,481
       Increase in other assets...................................           --        (33,000)
       Increase (decrease) in accounts payable....................     (733,924)        35,167
       Decrease in accrued payroll and other accrued
        liabilities...............................................     (239,845)      (157,579)
                                                                     -----------    ----------
          Net cash provided by operating activities...............       70,016      2,125,447
CASH FLOWS FROM INVESTING ACTIVITIES -- Purchase of property and
  equipment.......................................................     (462,530)      (506,271)
CASH FLOWS FROM FINANCING ACTIVITIES
  Borrowings on short-term debt, net..............................    1,085,237      1,190,000
  Repayment on stockholders' debt.................................           --       (565,000)
  Principal payments on long-term debt............................     (719,832)      (915,142)
  Proceeds from issuance of long-term debt........................      700,000        180,000
  Dividends paid..................................................           --     (1,502,666)
                                                                     -----------    ----------
          Net cash (used in) provided by financing activities.....    1,065,405     (1,612,808)
                                                                     -----------    ----------
NET INCREASE IN CASH..............................................      672,891          6,368
CASH AND CASH EQUIVALENTS -- Beginning of period..................       53,751          9,749
                                                                     -----------    ----------
CASH AND CASH EQUIVALENTS -- End of period........................   $  726,642    $    16,117
                                                                     ===========    ==========

              See Notes to Combined Interim Financial Statements.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                 NOTES TO COMBINED INTERIM FINANCIAL STATEMENTS
                             JUNE 30, 1995 AND 1996

NOTE 1 NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     The Companies operate plants in Georgia, Illinois and Ohio and are engaged in manufacturing plastic shipping containers. The Companies' customers are located throughout the United States and are engaged in the chemical, petroleum, paint and food industries.

     Principles of Combination -- The combined financial statements include the following companies that are related by common ownership:

       CPI Plastics, Inc.
        CP Illinois, Inc.
        CP Ohio, Inc.

     All material intercompany accounts and transactions have been eliminated in the accompanying combined interim financial statements.

     Cash Equivalents -- The Companies consider all highly liquid investments purchased with a maturity of three months or less to be cash equivalents.

     Inventories -- Inventories are stated at the lower of cost, determined by the last-in, first-out (LIFO) method, or market.

     Property and Equipment -- Property and equipment are recorded at cost. Depreciation is computed principally on the straight-line basis over the estimated useful lives of the assets. Cost of maintenance and repairs are charged to expense when incurred.

     Intangible Assets -- Patents are being amortized on the straight-line basis over their remaining lives. Goodwill is being amortized on the straight-line basis over ten years. Organization costs are recorded at cost and are being amortized on the straight-line basis over five to ten years.

     Major Customers -- Three customers accounted for approximately 45 percent of sales for each of the six months ended June 30, 1995 and 1996. Accounts receivable from these customers approximated $1,200,000 as of June 30, 1995 and 1996.

     Income Taxes -- The Companies have elected to be treated as S Corporations for income tax purposes. Under this election, the stockholders report the taxable income (or loss) and pay any income tax (or receive any tax benefit) personally.

     Pension Plans -- CPI Plastics, Inc. maintains a defined contribution plan for its union employees. Contributions are based upon $.30 for each hour worked.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 NOTES RECEIVABLE -- STOCKHOLDERS

     Notes receivable -- stockholders represent unsecured demand loans to stockholders. The loans bear interest at 10 percent per annum.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                             JUNE 30, 1995 AND 1996

NOTE 3 INVENTORIES

     Inventories are comprised of the following:

                                                                  1995          1996
                                                               ----------    ----------
        Current cost:
          Raw materials:
             Resin..........................................   $  826,531    $  655,934
             Other..........................................      545,822       657,767
          Finished goods....................................    1,152,099     1,175,195
                                                               ----------    ----------
               Total current cost...........................    2,524,452     2,488,896
        Excess of current cost over LIFO....................      708,380       502,103
                                                               ----------    ----------
               LIFO cost....................................   $1,816,072    $1,986,793
                                                               ==========    ==========

NOTE 4 PROPERTY AND EQUIPMENT

     Cost of property and equipment is summarized as follows:

                                                                1995           1996
                                                             -----------    -----------
        Land..............................................   $    90,000    $    90,000
        Land improvements.................................     1,465,599      1,507,522
        Building and improvements.........................     1,322,755      1,330,591
        Machinery and equipment...........................     8,011,380      8,402,205
        Molds.............................................     3,917,570      4,546,560
        Furniture and fixtures............................       161,516        180,800
                                                             -----------    -----------
             Total cost...................................    14,968,820     16,057,678
        Less accumulated depreciation.....................    (6,485,498)    (7,784,537)
                                                             -----------    -----------
             Net carrying amount..........................   $ 8,483,322    $ 8,273,141
                                                             ===========    ===========

     Depreciation expense totaled $616,342 for the six-month period ended June 30, 1995 and $672,808 for the six-month period ended June 30, 1996.

     During 1994, the Companies identified an environmental problem on one of their real properties. In connection with remediation of the problem, the Companies have capitalized the estimated total corrective cost of approximately $1,448,000 as land improvements. Approximately $158,000 and $82,000 was paid during the six-month periods ended June 30, 1995 and 1996, respectively, and the remainder has been classified in the accompanying balance sheet based on the expected payment period.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                             JUNE 30, 1995 AND 1996

NOTE 5 OTHER ASSETS

     Intangible assets included in other assets consist of the following:

                                                                1996           1995
                                                             -----------    -----------
        Patents...........................................    $ 400,000      $ 400,000
        Goodwill..........................................       80,000         80,000
        Organization costs................................      149,791        149,791
                                                              ---------      ---------
             Total cost...................................      629,791        629,791
        Less accumulated amortization.....................     (594,429)      (612,346)
                                                              ---------      ---------
             Net carrying amount..........................    $  35,362      $  17,445
                                                              =========      =========

     Total amortization expense charged to operations during the six-month periods ended June 30, 1995 and 1996 was $11,764 and $7,743, respectively.

     Other assets also include deposits with insurance carriers in the amount of $21,918 and $54,918 at June 30, 1995 and 1996, respectively.

NOTE 6 NOTES PAYABLE

     Notes payable consist of the following:

                                                                  1995          1996
                                                               ----------    ----------
        Line of credit with a bank with a ceiling of
          $4,000,000, requiring monthly payment of interest
          at .50% above the prime rate, (9% and 7% at June
          30, 1995 and 1996, respectively) collateralized by
          property and equipment, accounts receivable and
          inventories of the Companies (also see Note 7)....   $3,513,000    $2,971,373
                                                               ==========    ==========
        Unsecured demand notes payable to stockholders,
          bearing interest at rates ranging from 8% to 10%
          per annum.........................................   $1,560,000    $  995,000
                                                               ==========    ==========

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                             JUNE 30, 1995 AND 1996

NOTE 7 LONG-TERM DEBT

                                                                  1995          1996
                                                               ----------    ----------
        Term loan payable to bank in monthly installments of
          $119,972 plus interest at 1% over the prime rate,
          (9% and 7% at June 30, 1995 and 1996,
          respectively) maturing January 1997,
          collateralized by substantially all assets of the
          Company. During the six-month period ended June
          30, 1995, the note was amended and increased by
          $700,000..........................................   $2,910,840    $1,471,176
        Equipment note payable, bearing interest at 8.25%,
          payable in monthly installments of $4,415
          beginning February 1996, including interest,
          collateralized by specific items of equipment.....           --       164,690
                                                               ----------    ----------
               Total........................................    2,910,840     1,635,866
               Less current portion.........................    1,439,664     1,512,097
                                                               ----------    ----------
               Long-term portion............................   $1,471,176    $  123,769
                                                               ==========    ==========

     In connection with the line of credit and term loan, the Companies have agreed to, among other things, covenants requiring maintenance of certain working capital and fixed charge ratios, prohibit payments for dividends or stock redemptions and place restrictions on repayment of subordinated stockholder notes.

     Minimum principal payments on the long-term debt to maturity as of June 30, 1996 are as follows:

                               YEAR ENDING JUNE 30            AMOUNT
                      ------------------------------------- ----------
                         1997.............................. $1,512,097
                         1998..............................     44,432
                         1999..............................     48,056
                         2000..............................     31,281
                                                            ----------
                             Total......................... $1,635,866
                                                            ==========

     Total interest expense incurred during the six-month periods ended June 30, 1995 and 1996 was $342,002 and $266,259, respectively, including approximately $36,000 to related parties for both six-month periods ended June 30, 1995 and 1996.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                             JUNE 30, 1995 AND 1996

NOTE 8 LEASE COMMITMENTS

     CP Ohio, Inc. leases its facility from an affiliate. The lease is renegotiated quarterly and currently provides for quarterly payments of $16,200.

     Additionally, the Companies lease transportation and phone equipment and machinery under agreements expiring from 1996 to 2005. The following is a schedule of future minimum rental payments under the lease agreements:

                         1997..............................  $ 56,445
                         1998..............................    23,001
                         1999..............................    11,836
                         2000..............................     8,688
                         2001 and after....................    45,609
                                                             --------
                             Total.........................  $145,579
                                                             ========

     Rent expense for the six-month periods ended June 30, 1995 and 1996 amounted to $128,602 and $84,687, respectively, including $32,400 to affiliates in both 1995 and 1996.

NOTE 9 EMPLOYEE BENEFIT PLANS

     The total expense for the Companies' defined contribution pension plans amounted to $20,130 for the six-month period ended June 30, 1995 and $19,476 for the six-month period ended June 30, 1996.

     The Companies have a partially self-insured medical and dental plan for the benefit of substantially all employees. Under the plan, the Companies are liable for claims up to a maximum annual amount of $100,000 per employee and approximately $750,000 in the aggregate. Expenses incurred under the plan, including administrative charges, approximated $341,915 in 1995 and $368,195 in 1996.

NOTE 10 WORKERS' COMPENSATION

     Through April 1996, CPI Plastics, Inc. and CP Illinois, Inc. were partially uninsured for workers' compensation claims. The Companies have insurance coverage that limits the workers' compensation loss. Under the plan, the maximum loss is limited to $500,000 with a $2,500 deductible per occurrence.

     CP Ohio, Inc. maintains workers' compensation insurance with the State of Ohio.

     Total workers' compensation expense for the six-month periods ended June 30, 1995 and 1996 under the above plans amounted to approximately $178,000 and $116,000, respectively.

                       CPI PLASTICS, INC. ET AL. (NOTE 1)

                             JUNE 30, 1995 AND 1996

NOTE 11 SUPPLEMENTAL INCOME INFORMATION

     As disclosed in the combined interim financial statements, the Companies use the last-in, first-out (LIFO) method of costing inventories. Following is summarized financial data showing what the results would have been if the first-in, first-out (FIFO) method had been used:

                                                                1995           1996
                                                             -----------    -----------
        Inventories at lower of cost (first-in, first-out)
          or market.......................................   $ 2,524,452    $ 2,488,896
                                                             ===========    ===========
        Net sales.........................................   $15,853,099    $15,739,682
        Cost of sales.....................................    13,626,297     12,350,263
                                                             -----------    -----------
        Gross profit......................................   $ 2,226,802    $ 3,389,419
                                                             ===========    ===========
        Net income........................................   $   941,829    $ 1,950,006
                                                             ===========    ===========
        Total stockholders' equity........................   $ 4,989,557    $ 6,284,047
                                                             ===========    ===========

NOTE 12 CASH FLOWS

     Cash paid for interest during the six-month periods ended June 30, 1995 and 1996 was $342,241 and $271,593, respectively.

NOTE 13 DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash, Trade Accounts Receivable and Payable, Accrued Receivables and Accrued Liabilities -- The carrying amount approximates fair value because of the short maturity of those instruments.

     Long-term Debt -- The fair value of the Companies' long-term debt, $1,635,866 at June 30, 1996, approximates its carrying amount and is estimated based on rates currently available to the Companies.

     Notes Receivable From Stockholders -- The estimated fair value of these instruments has been determined by discounting the future cash flows using the interest rate at which the Companies would currently make similar loans to stockholders.

     Notes Payable to Bank and Stockholders -- The carrying amount of notes payable to bank and stockholders of $2,971,373 and $995,000, respectively, at June 30, 1996 approximates fair value because of the short maturity of those instruments.

NOTE 14 SUBSEQUENT EVENT

     On July 29, 1996, the Companies' common stock was acquired by United States Can Company. A portion of the proceeds was used by the stockholders as a capital contribution to pay, in full, the line of credit and term loans payable to bank as described in Notes 6 and 7. Additionally, during July 1996, in conjunction with the transaction, all real property and improvements were sold to a related entity and the notes receivable distributed resulting in a net decrease to retained earnings of approximately $2,070,000.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
  CROWN CORK & SEAL COMPANY, INC.

     We have audited the accompanying combined statements of financial position of the Aerosols Divestiture Package (the "DP"), (a combination of several operations of Crown Cork & Seal Company, Inc. and CarnaudMetalbox, collectively the "Company"), at December 31, 1995 and 1994, and the combined statements of operations of the DP for the years ended December 31, 1995, 1994 and 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying combined financial statements were prepared in accordance with International Accounting Standards and on the basis of accounting described in Note A and are not intended to be a complete presentation of the DP's financial position or cash flows.

     In our opinion, based on our audits, the combined financial statements present fairly, in all material respects, the financial position of the DP at December 31, 1995 and 1994 and the results of its operations for the three years ended December 31, 1995, 1994 and 1993 in conformity with International Accounting Standards.

Paris, March 1, 1996

Befec-Price Waterhouse

Jean-Pierre Caroff

                          AEROSOLS DIVESTITURE PACKAGE

             COMBINED STATEMENTS OF FINANCIAL POSITION (SEE NOTE A)
                           (US DOLLARS IN THOUSANDS)

                                                                             DECEMBER 31
                                                                         --------------------
                                                                          1994         1995
                                                                         -------      -------
ASSETS
Current assets
  Accounts receivable -- trade......................................     $21,668      $25,904
  Accounts receivable -- related parties............................       1,216        1,395
  Inventories.......................................................      19,294       22,255
  Prepaid expenses and other current assets.........................       2,407        1,900
                                                                         -------      -------
          Total current assets......................................      44,585       51,454
                                                                         -------      -------
  Property, plant and equipment, net................................      40,957       45,804
  Other non-current assets..........................................         269          259
                                                                         -------      -------
          Total.....................................................     $85,811      $97,517
                                                                         =======      =======
LIABILITIES & OWNER'S NET INVESTMENT
Current liabilities
  Short-term debt...................................................     $ 4,424      $ 2,948
  Accounts payable -- trade.........................................      16,071       15,048
  Accounts payable -- related parties...............................       2,697        4,728
  Accrued liabilities...............................................       6,377        4,288
                                                                         -------      -------
          Total current liabilities.................................      29,569       27,012
                                                                         -------      -------
  Long-term debt....................................................       8,159        7,897
  Other non-current liabilities.....................................       2,976        3,509
  Owner's net investment............................................      45,107       59,099
                                                                         -------      -------
          Total.....................................................     $85,811      $97,517
                                                                         =======      =======

   The accompanying notes are an integral part of these financial statements.

                          AEROSOLS DIVESTITURE PACKAGE

                 COMBINED STATEMENTS OF OPERATIONS (SEE NOTE A)
                           (US DOLLARS IN THOUSANDS)

                                                                  YEAR ENDED DECEMBER 31
                                                          ---------------------------------------
                                                            1993           1994           1995
                                                          ---------      ---------      ---------
Sales
  Trade..............................................     $  88,884      $  95,501      $ 109,471
  Group..............................................         4,807          7,666          9,635
                                                          ---------      ---------      ---------
                                                          $  93,691      $ 103,167      $ 119,106
                                                          =========      =========      =========
Costs and expenses
  Cost of products sold (excluding depreciation and
     amortization)...................................        81,380         86,150         99,156
  Depreciation and amortization......................         4,730          5,074          6,137
  Selling and administrative expenses................         5,208          4,610          5,700
  Other (income)/expense -- net......................           (50)          (274)            29
  Management fees -- Group...........................         1,295          1,734          1,900
  Provision for restructuring........................         1,000          1,877             20
  Interest expense...................................         2,035          1,541          1,445
                                                          ---------      ---------      ---------
                                                             95,598        100,712        114,387
                                                          ---------      ---------      ---------
Income/(loss) before taxes...........................        (1,907)         2,455          4,719
Provision for income taxes...........................           614          1,312          1,915
                                                          ---------      ---------      ---------
Net income/(loss)....................................     $  (2,521)     $   1,143      $   2,804
                                                          =========      =========      =========

   The accompanying notes are an integral part of these financial statements.

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

A.  BASIS OF PRESENTATION

     In January 1996 Crown Cork & Seal Company, Inc. ("Crown") offered to purchase all outstanding shares of CarnaudMetalbox SA for either cash or Crown shares. The transaction was initiated by an announcement on May 22, 1995 that Crown and Compagnie Generale d'Industrie et de Participations ("CGIP"), the principal shareholder of CarnaudMetalbox, had signed an agreement under which CGIP irrevocably committed (subject to certain conditions which were subsequently met) to sell its shares to Crown. The proposed transaction was reviewed by the European Commission and approved by the Commission on November 15, 1995. The offer closed on February 1, 1996 resulting in 98.7% of outstanding shares being tendered. The European Commission's approval was conditional on the divestiture of five aerosol businesses within the aerosols' operations, hereafter referred to as the Divestiture Package ("DP"). The group of companies constituting Crown and CarnaudMetalbox, excluding operations comprising the DP, is hereafter referred to as the "Group".

     The DP includes the following aerosol can making operations:

                     COUNTRY                                        LOCATION
    ------------------------------------------     ------------------------------------------
    France....................................     Laon
    Germany...................................     Schwedt
    Italy.....................................     Voghera
    Spain.....................................     Reus
    United Kingdom ("UK").....................     Southall/Tredegar

     The accompanying Combined (combined is used instead of consolidated due to the two different parent companies) Financial Statements have been prepared in connection with the sale of the DP and are in accordance with international accounting principles issued by the International Accounting Standards Committee. These principles, as applied to the Combined Financial Statements, do not differ materially from accounting principles generally accepted in the United States of America with the exception of certain disclosure requirements. Further these financial statements are not intended to be a complete presentation of the DP's financial position or cash flows.

     Throughout the period covered by the Combined Financial Statements, the DP's UK and Italian operations were conducted and accounted for as product lines of subsidiaries of Crown and as such were not legal entities. The DP's French, German and Spanish operations were operating subsidiaries of CarnaudMetalbox.

     Accordingly, financial statements were not previously prepared for the DP. These Combined Financial Statements have been derived from the historical accounting records of Crown and CarnaudMetalbox subsidiaries, and present the financial position and results of operations as if the DP was a separate operating entity. The Combined Financial Statements have been prepared as if the operations of the DP in each country had been conducted exclusively within a wholly-owned subsidiary in that country. In that context, there is no direct ownership among the various units comprising the DP. Accordingly, Crown's net investment in the DP (Owner's Net Investment) is shown in lieu of Stockholders' Equity in the Combined Financial Statements.

     Under Crown and CarnaudMetalbox's cash management systems, cash requirements and cash generated were generally centralized under cash pooling agreements. In addition, Crown operations'

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     systems were not designed to track liabilities and payments or receivables and receipts on a business specific basis. Given these constraints, statements of cash flows are not presented. Intercompany loans and debt in connection with the Group, net of cash, are included in Owner's Net Investment.

     Two Group manufacturing operations share sites with operations of the DP. Assets and liabilities which relate to non-DP operations, specifically at Southall and Voghera, are not included in the Combined Statement of Financial Position while assets not owned by two of the DP operations, specifically Reus and Laon, but included in the assets to be sold, have been reflected in the combined financial statements.

     The building in Laon (France) is leased by a CarnaudMetalbox group company under a finance-type lease. This finance lease has been recognized in the Combined Financial Statements as an asset and a liability in accordance with International Accounting Standards.

     The building in Reus (Spain) is currently owned by a CarnaudMetalbox group company and is intended to be sold to the DP. This building has been accounted for in the Combined Financial Statements at historical cost.

     The depreciation and interest expenses in respect of the buildings in Laon and Reus are included in these Combined Financial Statements.

     The Combined Statements of Operations include revenues and costs directly attributable to the DP including a) facility costs, b) interest on third party debt and c) management charges. Excluded from the Statements of Operations are intercompany interest charges (all intercompany debt has been reflected as Owners's Net Investment).

     All the allocations and estimates in the Combined Financial Statements are based on assumptions that Group management believes are reasonable under the circumstances. These allocations and estimates are not, however, necessarily indicative of the costs that would have resulted if the DP had been operated as a separate entity.

     Transactions between the DP and Group entities have been identified in the Combined Financial Statements among related parties.

B.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

     BASIS OF COMBINATION

     The Combined Financial Statements include the accounts of the various businesses comprising the DP. All material transactions and accounts between DP operations have been eliminated in combination.

     USE OF ESTIMATES AND ASSUMPTIONS

     The Combined Financial Statements have been prepared on the basis of presentation disclosed in Note A. They reflect management estimates and assumptions. Actual results could differ from these estimates, impacting reported results of operations and financial position.

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     CASH

     The DP participates in Group cash pooling systems and, as such, its cash funding requirements are met by and cash generated is transferred to the Group. All cash balances are offset against Owner's Net Investment in the Combined Statements of Financial Position.

     INVENTORIES

     Inventories are stated principally at the lower of cost or estimated net realizable value. Cost is determined on a first in, first out basis. The cost of work in progress and finished goods comprises material, labor and attributable manufacturing overheads.

     PROPERTY, PLANT AND EQUIPMENT (PP&E)

     PP&E is shown at historical cost. Depreciation is provided, except on freehold land, on a straight-line basis over the estimated useful lives of the assets, as follows (in years):

                 Buildings and improvements....................      10 to 40 years
                 Plant and machinery...........................       5 to 12 years
                 Other assets..................................       5 to 10 years

     PENSIONS AND RETIREMENT BENEFITS

     French legislation requires the company to provide for employees' lump sum termination benefits depending upon the length of employee service in its consolidated financial statements. The employer is required to meet the full cost of retirement benefits, and provision is made in the DP Combined Statements of Financial Position under other non-current liabilities in respect of those liabilities. Regular actuarial valuations are carried out in order to determine the Group's obligation in respect of those retirement benefits. Retirement benefit obligations are valued using the accumulated benefit valuation method. The accumulated benefit obligation at December 31, 1994 and 1995, is the present value of benefits (whether vested or non vested) based on employee service and compensation prior to December 31, 1994 and 1995 respectively.

     The employees of the DP's UK operations participate in a Crown sponsored pension plan. The plan is currently funded. The benefits under the plan are based primarily on years of service and the employees remuneration. Pension expense allocated to the Combined Financial Statements, of $188, $364 and $325 for the years ended December 31, 1993, 1994 and 1995, respectively was determined under statutory accounting principles which are not considered materially different from International Accounting Principles.

     In other countries amounts are set aside in accordance with local legislation to provide fully for termination and retirement benefit obligations relating to employees.

     FOREIGN CURRENCY TRANSLATION

     The US dollar has been used as the reporting currency of the DP's combined financial statements. Foreign currency asset and liability amounts are translated into U.S. dollars at end-of-period exchange rates. Income and expenses are translated at average rates in effect during each year.

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

    The following rates (1 $ =) have been used:
    -- to translate assets and liabilities at

                                                                             DECEMBER 31,
                                                                           -----------------
                                                                            1994      1995
                                                                           -------   -------
    French Franc.........................................................     5.35      4.90
    UK Pound.............................................................    0.641     0.645
    German DM............................................................    1.551     1.433
    Spanish Pesetas......................................................   131.77    121.28
    Italian Lira (100)...................................................  16.2622   15.8583

     -- to translate income and expenses for the year ended

                                                                         DECEMBER 31,
                                                                  ---------------------------
                                                                   1993      1994      1995
                                                                  -------   -------   -------
    French Franc................................................     5.66      5.55      4.99
    UK Pound....................................................    0.666     0.653     0.633
    German DM...................................................    1.655     1.623     1.434
    Spanish Pesetas.............................................   126.62    134.05    124.75
    Italian Lira (100)..........................................  15.7227   16.3238   16.0965

     REVENUE RECOGNITION

     Sales and related cost of goods sold are included in income when goods are shipped to the customer.

     RESEARCH AND DEVELOPMENT EXPENSES

     Expenditures for research and development at the operations level are charged to operations as incurred and are included in selling and administrative expenses. Research and development costs incurred at CarnaudMetalbox group level are charged to subsidiaries through management fees (0.2% of revenues).

     INCOME TAXES

     The taxable income of the various operations comprising the DP is included in the consolidated tax returns of the Group company of which it is a part. As such, separate income tax returns are not prepared or filed by the DP. Income tax expense has been measured as if each member of the DP were a separate taxpayer using the local statutory rate for each period presented. Income taxes currently payable are deemed remitted by the DP to the Group in the period in which the liability arose. No tax benefit has been recorded for any member of the DP whose operations resulted in a loss during any year in the period covered. No deferred taxes have been recorded in the Combined Financial Statements.

C.  RELATED PARTY TRANSACTIONS

     The Combined Financial Statements include transactions with other Group organisations involving sales of goods, purchase of materials and components and functions and services (such as cash

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

     management, tax administration, legal, research and development and data processing) that were provided to the DP.

     MANAGEMENT FEES

     The costs of some group functions and services have been charged and/or allocated to the DP. Such intercompany charges and allocations are not necessarily indicative of the costs that would be incurred directly if the DP had been operated as a separate entity.

     SALES AND PURCHASES

     Sales by the DP to other operations of the Group were approximately $4,807, $7,666 and $9,635 for the years ended December 31, 1993, December 31, 1994 and December 31, 1995 respectively.

     Purchases by the DP from other operations of the Group, were approximately $18,640, $20,180, and $28,286 for the years ended December 31, 1993,
     December 31, 1994 and December 31, 1995 respectively and approximate fair market value. Such purchases relate mainly to the purchase of metal by the UK DP operations from the Group which amounted to approximately $13,285, $13,560 and $17,579 in 1993, 1994 and 1995 respectively. Although sourced locally, these transactions reflect the centralised purchasing and billing arrangements within Crown.

     BORROWINGS

     As stated in Note A, intercompany borrowings are included in Owner's Net Investment. No interest expense related to intercompany borrowings is reflected in the Combined Financial Statements.

D.  RECEIVABLES

     Accounts receivable are presented in the Combined Statements of Financial Position net of allowances of $1,086 and $1,080 at December 31, 1994 and December 31, 1995, respectively.

E.  INVENTORIES

                                                                              DECEMBER 31
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
    Raw materials and consumables....................................    $  6,173     $  7,259
    Work in progress.................................................       6,523        8,599
    Finished goods...................................................       4,638        4,486
    Spare parts and supplies.........................................       1,960        1,911
                                                                         --------     --------
                                                                         $ 19,294     $ 22,255
                                                                         ========     ========

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

F.  PROPERTY, PLANT AND EQUIPMENT

                                                                             DECEMBER 31,
                                                                         ---------------------
                                                                           1994         1995
                                                                         --------     --------
    Land & Buildings.................................................    $ 11,727     $ 12,885
    Plant & Machinery................................................      54,829       64,075
    Other tangible assets............................................       1,829        2,151
    Construction in progress.........................................       4,524        5,765
                                                                         --------     --------
                                                                           72,909       84,876
    Less: Accumulated depreciation and amortization..................     (31,952)     (39,072)
                                                                         --------     --------
                                                                         $ 40,957     $ 45,804
                                                                         ========     ========

     As stated in Note A, the historical cost of two buildings (including land) to be comprised in the divestiture, specifically in France and in Spain, is included above. Depreciation expense has been adjusted to reflect the capitalisation of these two buildings. Gross book value for the buildings in France and Spain amount to $7,298 and $1,015, respectively for the year ended December 31, 1994 and $7,968 and $1,202, respectively, for the year ended December 31, 1995. Accumulated depreciation for the buildings in France and Spain amount to $730 and $85, respectively, for the year ended December 31, 1994 and $1,062 and $122 respectively for the year ended December 31, 1995.

     Coating and printing lines used by the Italian aerosol operations are shared with other product lines and are owned by a Crown subsidiary not part of the DP. However, Crown has committed to provide, subject to the requirements of a prospective buyer, coating and printing facilities similar to the existing lines. Therefore, the annual depreciation charge of the coating and printing lines has been maintained in the Combined Statements of Operations for the years ended December 31, 1993, 1994 and 1995 for $64, $70 and $84 respectively.

G.  CAPITAL LEASE

     The building in Laon, dedicated to operating activities, was financed in 1993 under a 15 years lease contract (see Note A and F),

     Minimum commitments are $1,097 per annum and can be detailed as follows:

                                                                            INTEREST      CAPITAL
                                                                            --------      -------
    1996................................................................     $   757      $   340
    1997................................................................         717          380
    1998................................................................         673          424
    1999................................................................         624          473
    2000................................................................         569          528
    Over five years.....................................................       1,840        4,914

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

H.  ACCRUED LIABILITIES

                                                                              DECEMBER 31,
                                                                             ---------------
                                                                              1994     1995
                                                                             ------   ------
    Accrued employee related charges.......................................  $3,938   $3,517
    Other..................................................................   2,439      771
                                                                             ------   ------
                                                                             $6,377   $4,288
                                                                             ======   ======

I.   SHORT TERM AND LONG TERM DEBT

                                                                              DECEMBER 31,
                                                                             ---------------
                                                                              1994     1995
                                                                             ------   ------
    Short term debt
      Overdraft............................................................  $1,245   $  153
      Bank loans (fixed rate 6.25% -- 11.75%)..............................     577      627
      Discounted Notes.....................................................   2,309    1,809
      Capital lease and other..............................................     293      359
                                                                             ------   ------
    Total short term debt..................................................  $4,424   $2,948
                                                                             ======   ======
    Long term debt
      Bank loans -- due 1996...............................................  $  335   $   --
      6.25% bank loan -- due 2001..........................................   1,353    1,178
      Capital lease (see notes A and F)....................................   6,471    6,719
                                                                             ------   ------
    Total long term debt...................................................  $8,159   $7,897
                                                                             ======   ======

J.  OTHER NON-CURRENT LIABILITIES

                                                                              DECEMBER 31,
                                                                              1994     1995
                                                                             ------   ------
    Pensions...............................................................  $1,208   $1,474
    Grants.................................................................     966    1,195
    Other..................................................................     802      840
                                                                             ------   ------
                                                                             $2,976   $3,509
                                                                             ======   ======

K.  PROVISION FOR RESTRUCTURING

     As part of the Group's continuing program of reorganisation and rationalization, certain members of the DP incurred costs principally in connection with labor force reductions. In 1993 the French and Spanish operations were restructured. In 1994 the French operation again incurred significant restructuring costs and additionally a charge was incurred by the UK.

L.  OTHER INCOME/EXPENSE

     Other income/expense mainly represents the gain/loss on disposal of assets and other miscellaneous income/expense.

                          AEROSOLS DIVESTITURE PACKAGE

                   NOTES TO THE COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995
                           (US DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

M.  COMMITMENTS AND CONTINGENCIES

     Aerosol products have historically been subject to certain criticism on environmental grounds. The future development of unfavorable legislation or regulations may have a negative effect on the aerosols markets, and accordingly could potentially adversely affect the DP operations.

     To comply with local environmental regulations the UK operations will be required to upgrade its production equipment, in particular involving the installation of incinerators in the lithographic department, by 1997.

     The German operations received local government grants from 1990 to 1995 corresponding to around 23% of capital expenditures in return for employing a specified number of workers. The operation has not fully met its obligations in this respect, specifically, it has employed fifty five instead of sixty workers as stipulated by the local government at the end of 1995. The operation may therefore be required to reimburse part of these grants, estimated by management not to exceed the pro-rata terms of non-compliance with the conditions of these grants.

     The German operations are committed to pay termination indemnities to a sale agent of approximately $400 in the event of termination of its contract.

     The French DP operations are subject to two potential material claims. This entity was sued in the United States by an individual consumer, who alleges she suffered burns while using aerosol hairspray. The complaint includes counts for breach of warranty of merchantability, unsuitability for use and lack of appropriate warnings. This entity is also subject to a claim by Matrix Essentials Inc. for defective aerosol cans caused by flaking side strips on cans supplied to it.

     The DP's basic raw material is tinplate which is purchased from multiple sources. The DP is subject to material fluctuations in the cost of raw materials and adjusts its selling prices to reflect these movements. There can be no assurance, however, that the DP will be able to recover fully any increase in raw material costs from its customers.

     The DP is subject to various other claims and litigations and administrative proceedings. While the impact on future financial results is not subject to reasonable estimation because considerable uncertainty exists, management is of the opinion that their outcome will not have a material effect on the DP's financial position or results of operations.

N.  SUBSEQUENT EVENTS -- UNAUDITED

     On September 11, 1996, the operations comprising the DP were sold to U.S. Can Corporation by means of the sale and purchase of the entire issued share capital of the former CarnaudMetalbox French. German and Spanish DP entities and of the Crown UK and Italian DP businesses and related undertakings. The consideration for the transaction amounts to $58.6 million subject to adjustments based on working capital and net financial indebtedness as defined in the sale agreement.

                          AEROSOLS DIVESTITURE PACKAGE

         COMBINED INTERIM STATEMENT OF FINANCIAL POSITION (SEE NOTE A)
                           (US DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                    JUNE 30,
                                                                                      1996
                                                                                   -----------
ASSETS
Current assets
  Accounts receivable -- trade................................................      $  29,635
  Accounts receivable -- related parties......................................          1,947
  Inventories.................................................................         19,660
  Prepaid expenses and other current assets...................................            945
                                                                                   -----------
     Total current assets.....................................................         52,187
                                                                                   -----------
  Property, plant and equipment, net..........................................         43,462
  Other non-current assets....................................................            224
                                                                                   -----------
     Total....................................................................      $  95,873
                                                                                    =========
LIABILITIES & OWNER'S NET INVESTMENT
Current liabilities
  Short-term debt.............................................................      $   2,663
  Accounts payable -- trade...................................................         14,985
  Accounts payable -- related parties.........................................          4,434
  Accrued liabilities.........................................................          4,983
                                                                                   -----------
     Total current liabilities................................................         27,065
                                                                                   -----------
  Long-term debt..............................................................          6,214
  Other non-current liabilities...............................................          3,404
  Owner's net investment......................................................         59,190
                                                                                   -----------
     Total....................................................................      $  95,873
                                                                                    =========

   The accompanying notes are an integral part of this financial information.

                          AEROSOLS DIVESTITURE PACKAGE

             COMBINED INTERIM STATEMENTS OF OPERATIONS (SEE NOTE A)
                           (US DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                         SIX MONTHS ENDED JUNE
                                                                                  30,
                                                                         ---------------------
                                                                           1995         1996
                                                                         --------     --------
Sales
  Trade..............................................................    $ 57,529     $ 59,868
  Group..............................................................       4,410        3,145
                                                                         --------     --------
                                                                           61,939       63,013
Costs and expenses
  Cost of products sold (excluding depreciation and amortization)....      51,456       51,868
  Depreciation and amortization......................................       3,037        2,891
  Selling and administrative expenses................................       2,736        2,903
  Other (income)/expense -- net......................................          50           (8)
  Management fees -- Group...........................................         997          952
  Provision for restructuring........................................          21           62
  Interest expense...................................................         777          561
                                                                         --------     --------
                                                                           59,074       59,229
Income before taxes..................................................       2,865        3,784
Provision for income taxes...........................................       1,124        1,511
                                                                         --------     --------
Net income...........................................................    $  1,741     $  2,273
                                                                         ========     ========

   The accompanying notes are an integral part of this financial information.

                          AEROSOLS DIVESTITURE PACKAGE

              NOTES TO THE COMBINED INTERIM FINANCIAL INFORMATION
                                 JUNE 30, 1996
                          (U.S. DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

A.  BASIS OF PRESENTATION

     In January 1996 Crown Cork & Seal Company, Inc. ("Crown") offered to purchase all outstanding shares of CarnaudMetalbox, for either cash or Crown shares. The transaction was initiated by an announcement on May 22, 1995 that Crown and Compagnie Generale d'Industrie et de Participations ("CGIP"), the principal shareholder of CarnaudMetalbox, had signed an agreement under which CGIP irrevocably committed (subject to certain conditions which were subsequently met) to sell its shares to Crown. The proposed transaction was reviewed by the European Commission and approved by the Commission on November 15, 1995. The offer closed on February 1, 1996 resulting in 98.7% of outstanding shares being tendered. The European Commission's approval was conditional on the divestiture of five aerosol businesses within the aerosols' operations, hereafter referred to as the Divestiture Package ("DP"). The group of companies constituting Crown and CarnaudMetalbox, excluding operations comprising the DP, is hereafter referred to as the "Group".

     The DP includes the following aerosol can making operations:

                                   Country                            Location
                 -------------------------------------------     ------------------
                 France.....................................     Laon
                 Germany....................................     Schwedt
                 Italy......................................     Voghera
                 Spain......................................     Reus
                 United Kingdom ("UK")......................     Southall/Tredegar

     The accompanying unaudited Combined Interim Financial Information has been prepared in connection with the sale of the DP. In the opinion of management it contains all material adjustments necessary to present the interim financial position of the DP as of June 30, 1996 and the interim results of its operations for the periods ended June 30, 1995 and June 30, 1996, respectively. These results have been determined on the basis of international accounting principles and practices applied consistently and are not necessarily indicative of the results that may be expected for the year ended December 31, 1996. These principles, as applied to the unaudited Combined Interim Financial Information do not differ materially from accounting principles generally accepted in the United States of America. This unaudited Combined Interim Financial Information is not intended to be a complete presentation of the DP's financial position or cash flows.

     Throughout the period covered by the Combined Interim Financial Information, the DP's UK and Italian operations were conducted and accounted for as product lines of subsidiaries of Crown and as such were not legal entities. The DP's French, German and Spanish operations were operating subsidiaries of CarnaudMetalbox.

     Accordingly, financial statements were not previously prepared for the DP. This Combined Interim Financial Information has been derived from the historical accounting records of Crown and CarnaudMetalbox subsidiaries, and presents the interim financial position and results of operations as if the DP was a separate operating entity. The Combined Interim Financial Information has been prepared as if the operations of the DP in each country had been conducted exclusively within a wholly-owned subsidiary in that country. In that context, there is no direct ownership among the various units comprising the DP. Accordingly, Crown's net investment in the DP (Owner's Net Investment) is shown in lieu of Stockholders' Equity in the Combined Interim Financial Information.

                          AEROSOLS DIVESTITURE PACKAGE

              NOTES TO THE COMBINED INTERIM FINANCIAL INFORMATION
                                 JUNE 30, 1996
                          (U.S. DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     Under Crown and CarnaudMetalbox's cash management systems, cash requirements and cash generated were generally centralized under cash pooling agreements. In addition, Crown operations' systems were not designed to track liabilities and payments or receivables and receipts on a business specific basis. Given these constraints, statements of cash flows are not presented. Intercompany loans and debt in connection with the Group, net of cash, are included in Owner's Net Investment.

     Two Group manufacturing operations share sites with operations of the DP. Assets and liabilities which relate to non-DP operations, specifically at Southall and Voghera, are not included in the Combined Interim Statement of Financial Position while assets not owned by the Laon DP operations, but included in the assets to be sold, have been reflected in the Combined Interim Financial Information.

     The building in Laon (France) is leased by a CarnaudMetalbox group company under a finance-type lease. This lease has been transferred to the DP in July 1996. This finance lease has been recognized in the Combined Interim Financial Information as an asset and a liability in accordance with International Accounting Standards.

     The building in Reus, Spain was owned by a Group company throughout the period covered by the Combined Interim Financial Information, until May 1996 when it was sold to the DP. This building has been accounted for at historical cost in the Combined Interim Financial Information (See Note F).

     The depreciation and interest expenses in respect of the buildings in Laon and Reus are included in this Combined Interim Financial Information.

     The Combined Interim Statements of Operations include revenues and costs directly attributable to the DP including a) facility costs, b) interest on third party debt and c) management charges. Excluded from the Interim Statements of Operations are intercompany interest charges (all intercompany debt has been reflected as Owner's Net Investment).

     All the allocations and estimates in the Combined Interim Financial Information are based on assumptions that Group management believes are reasonable under the circumstances. These allocations and estimates are not, however, necessarily indicative of the costs that would have resulted in the DP had been operated as a separate entity.

     Transactions between the DP and Group entities have been identified in the Combined Interim Financial information among related parties.

     Certain information and footnote disclosures, normally included in financial statements in accordance with generally accepted accounting principles, have been condensed or omitted. The accompanying Combined Interim Financial Information should be read in conjunction with the Combined Financial Statements for the year ended December 31, 1995.

B.  SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

     BASIS OF COMBINATION

     The Combined Interim Financial Information includes the accounts of the various businesses comprising the DP. All material transactions and accounts between DP operations have been eliminated in combination.

                          AEROSOLS DIVESTITURE PACKAGE

              NOTES TO THE COMBINED INTERIM FINANCIAL INFORMATION
                                 JUNE 30, 1996
                          (U.S. DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

     USE OF ESTIMATES AND ASSUMPTIONS

     The Combined Interim Financial Information has been prepared on the basis of presentation disclosed in Note A. It reflects management estimates and assumptions. Actual results could differ from these estimates, impacting results of operations and financial position.

     CASH

     The DP participates in Group cash pooling systems and, as such, its cash funding requirements are met by and cash generated is transferred to the Group. All cash balances are offset against Owner's Net Investment in the Combined Interim Statements of Financial Position.

     INVENTORIES

     Inventories are stated principally at the lower of cost or estimated net realizable value. Cost is determined on a first in, first out basis. The cost of work in progress and finished goods comprises material, labor and attributable manufacturing overheads.

     PROPERTY, PLANT AND EQUIPMENT (PP&E)

     PP&E is shown at historical cost. Depreciation is provided, except on freehold land, on a straight-line basis over the estimated useful lives of the assets, as follows (in years):

                 Buildings and improvements....................      10 to 40 years
                 Plant and machinery...........................       5 to 12 years
                 Other assets..................................       5 to 10 years

     PENSIONS AND RETIREMENT BENEFITS

     French legislation requires the company to provide for employees' lump sum termination benefits depending upon the length of employee service in its consolidated financial statements. The employer is required to meet the full cost of retirement benefits, and provision is made in the DP Combined Interim Statement of Financial Position under other non-current liabilities in respect of those liabilities. Regular actuarial valuations are carried out in order to determine the Group's obligation in respect of those retirement benefits. Retirement benefit obligations are valued using the accumulated benefit valuation method. The accumulated benefit obligation at June 30, 1996, is the present value of benefits (whether vested or non-vested) based on employees services and compensation prior to June 30, 1996.

     The employees of the DP's UK operations participate in a Crown-sponsored pension plan. This plan is currently funded. The benefits under the plan are based primarily on years of service and the employees remuneration. Pension expense allocated to the Combined Interim Financial Information of $216 for the six-month period ended June 30, 1996 was determined under statutory accounting principles which are not considered materially different from International Accounting Principles.

     In other countries amounts are set aside in accordance with local legislation to provide fully for termination and retirement benefit obligations relating to employees.

                          AEROSOLS DIVESTITURE PACKAGE

              NOTES TO THE COMBINED INTERIM FINANCIAL INFORMATION
                                 JUNE 30, 1996
                          (U.S. DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

FOREIGN CURRENCY TRANSLATION

     The US dollar has been used as the reporting currency of the DP's Combined Interim Financial Information. Foreign currency asset and liability amounts are translated into U.S. dollars at end-of-period exchange rates. Income and expenses are translated at average exchange rates in effect during each period.

     The following rates (1 $ =) have been used:

     -- to translate assets and liabilities at June 30, 1996

          French Franc.................................................         5.15
          UK Pound.....................................................        0.646
          German DM....................................................        1.523
          Spanish Pesetas..............................................       128.25
          Italian Lira (100)...........................................      15.3424

     -- to translate income and expenses for the six-month period ended.

                                                                      JUNE 30,
                                                                  -----------------
                                                                   1995      1996
                                                                  -------   -------
          French Franc..........................................     4.98      5.12
          UK Pound..............................................    0.625     0.655
          German DM.............................................    1.418     1.504
          Spanish Pesetas.......................................   125.28    126.31
          Italian Lira (100)....................................  16.5059   15.6127

     REVENUE RECOGNITION

     Sales and related cost of goods sold are included in income when goods are shipped to the customer.

     RESEARCH AND DEVELOPMENT EXPENSES

     Expenditures for research and development at the operations level are charged to operations as incurred and are included in selling and administrative expenses. Research and development costs incurred at CarnaudMetalbox group level are charged to subsidiaries through management fees (0.2% of revenues).

     INCOME TAXES

     The taxable income of the various operations comprising the DP is included in the consolidated tax returns of the Group company of which it is a part. As such, separate income tax returns are not prepared or filed by the DP. Income tax expense has been measured as if each member of the DP were a separate taxpayer using the local statutory rate for each period presented. Income taxes currently payable are deemed remitted by the DP to the Group in the period in which the liability arose. No tax benefit has been recorded for any member of the DP whose operations resulted in a loss during any of the periods covered. No deferred taxes have been recorded in the Combined Interim Financial Information.

                          AEROSOLS DIVESTITURE PACKAGE

              NOTES TO THE COMBINED INTERIM FINANCIAL INFORMATION
                                 JUNE 30, 1996
                          (U.S. DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

C.  RELATED PARTY TRANSACTIONS

     The Combined Interim Financial Information includes transactions with other Group organizations involving sales of goods, purchase of materials and components and functions and services (such as cash management, tax administration, legal, research and development and data processing) that were provided to the DP.

     MANAGEMENT FEES

     The costs of some group functions and services have been charged and/or allocated to the DP. Such intercompany charges and allocations are not necessarily indicative of the costs that would be incurred directly if the DP had been operated as a separate entity.

     SALES AND PURCHASES

     Sales by the DP to other operations of the Group were approximately $4,410 and $3,145 for the periods ended June 30, 1995 and June 30, 1996 respectively.

     Purchases by the DP from other operations of the Group were $9,756 and $10,700 for the periods ended June 30, 1995 and June 30, 1996 respectively and approximate fair market value. Such purchases relate mainly to the purchase of metal by the UK DP operations from the Group which amounted to approximately $6,970 and $6,088 for the six-month periods ended June 30, 1995 and June 30, 1996, respectively. Although sourced locally, these transactions reflect the centralized purchasing and billing arrangements within Crown.

     BORROWINGS

     As stated in Note A, intercompany borrowings are included in Owner's Net Investment. No interest expense related to intercompany borrowings is reflected in the Combined Interim Financial Information.

D.  RECEIVABLES

     Accounts receivable are presented in the Combined Interim Statement of Financial Position net of allowances of $1,037 at June 30, 1996.

E.  INVENTORIES

                                                                        JUNE 30,
                                                                          1996
                                                                        --------
            Raw materials and consumables.............................  $  6,347
            Work in progress..........................................     7,831
            Finished goods............................................     3,564
            Spare parts and supplies..................................     1,918
                                                                        --------
                                                                        $ 19,660
                                                                        ========

                          AEROSOLS DIVESTITURE PACKAGE

              NOTES TO THE COMBINED INTERIM FINANCIAL INFORMATION
                                 JUNE 30, 1996
                          (U.S. DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

F.  PROPERTY, PLANT AND EQUIPMENT

     The building in Laon (France) is leased by a CarnaudMetalbox group company under a finance-type lease. This lease has been transferred to the DP in July 1996. This finance lease has been recognized in the Combined Interim Financial Information at June 30, 1996 as an asset and a liability in accordance with International Accounting Standards. The net book value for this building amounts to $6,441 at June 30, 1996.

     The building in Reus (Spain) was bought from a Crown Cork & Seal group company during the first half of 1996 for $2,401. As of June 1996, this building has been accounted for in the Combined Interim Financial Information at historical cost. The net book value for this building amounts to $1,006 at June 30, 1996.

G.  COMMITMENTS AND CONTINGENCIES

     Aerosol products have historically been subject to certain criticism on environmental grounds. The future development of unfavorable legislation or regulations may have a negative effect on the aerosols markets, and accordingly could potentially adversely affect the DP operations.

     The German operations received local government grants from 1990 to 1995 amounting to $1,520 and corresponding to around 23% of capital expenditures in return for employing a specified number of workers. The operation has not fully met its obligations in this respect, specifically, it has employed fifty-five instead of sixty workers as stipulated by the local government at the end of 1995. The operation may therefore be required to reimburse part of these grants, estimated by management not to exceed the pro-rata terms of non-compliance with the conditions of these grants.

     The German operations are committed to pay termination indemnities to a sale agent of approximately $400 in the event of termination of its contract.

     The French DP operations are subject to two potentially material claims. This entity was sued in the United States by an individual consumer, who alleges she suffered burns while using aerosol hairspray. The complaint includes counts for breach of warranty of merchantibility, unsuitability for use and lack of appropriate warnings. This entity is also subject to a claim by Matrix Essentials, Inc.

     To comply with local environmental regulations the UK operations will be required to upgrade its production equipment, in particular involving the installation of incinerators in the lithographic department, by 1997.

     The DP's basic raw material is tinplate which is purchased from multiple sources. The DP is subject to material fluctuations in the cost of raw materials and adjusts its selling prices to reflect these movements. There can be no assurance, however, that the DP will be able to recover fully any increase in raw material costs from its customers.

     The DP is subject to various other claims and litigations and administrative proceedings. While the impact on future financial results is not subject to reasonable estimation because considerable uncertainty exists, management is of the opinion that their outcome will not have a material effect on the DP's financial position or results of operations.

                          AEROSOLS DIVESTITURE PACKAGE

              NOTES TO THE COMBINED INTERIM FINANCIAL INFORMATION
                                 JUNE 30, 1996
                          (U.S. DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

H.  SUBSEQUENT EVENTS

     On September 11, 1996, the operations comprising the DP were sold to U.S. Can Corporation by means of the sale and purchase of the entire issued share capital of the former CarnaudMetalbox French, German and Spanish DP entities and of the Crown UK and Italian DP businesses and related undertakings. The consideration for the transaction amounts to $58.6 million subject to adjustments based on working capital and net financial indebtedness as defined in the sale agreement.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1996

                                                                  PRO FORMA
                                                                 ADJUSTMENTS
                                                                 FOR ACQUIRED
                                U.S. CAN       CPI       USC      BUSINESSES    PRO FORMA
                               CORPORATION    GROUP    EUROPE      (NOTE 2)     COMBINED
                               -----------   -------   -------   ------------   ---------
                                                     (000'S OMITTED)
CURRENT ASSETS:
  Cash and cash equivalents...  $     740    $    16   $    --     $  3,077     $  3,833
  Accounts receivable.........     74,976      4,591    31,582         (995)     110,154
  Inventories.................     86,864      1,987    19,660          507      109,018
  Prepaid expenses and other
    assets....................     10,975        217       945           --       12,137
  Prepaid income taxes........      5,027         --        --          197        5,224
                                ---------    --------  -------     --------     ---------
    Total current assets......    178,582      6,811    52,187        2,786      240,366
                                ---------    --------  -------     --------     ---------
NET PROPERTY, PLANT AND
  EQUIPMENT...................    243,789      8,273    43,462         (783)     294,741
                                ---------    --------  -------     --------     ---------
INTANGIBLE ASSETS.............     66,353         17        --        2,608       68,978
OTHER ASSETS..................     15,803         55       224           --       16,082
                                ---------    --------  -------     --------     ---------
    Total assets..............  $ 504,527    $15,156   $95,873     $  4,611     $620,167
                                =========    ========  =======     ========     =========
CURRENT LIABILITIES:
  Current maturities of
    long-term debt............  $  17,484    $ 1,512   $ 2,663     $ (1,482)    $ 20,177
  Notes payable...............         --      3,966        --       (3,966)          --
  Accounts payable............     41,347      2,658    19,419           --       63,424
  Other current liabilities...     47,930        702     4,983        5,750       59,365
                                ---------    --------  -------     --------     ---------
    Total current
      liabilities.............    106,761      8,838    27,065          302      142,966
                                ---------    --------  -------     --------     ---------
SENIOR DEBT...................    158,041        124     6,214       67,807      232,186
SUBORDINATED DEBT.............    100,000         --        --           --      100,000
                                ---------    --------  -------     --------     ---------
    Total long-term debt, less
      current maturities......    258,041        124     6,214       67,807      332,186
                                ---------    --------  -------     --------     ---------
OTHER LONG-TERM
  LIABILITIES.................     47,917        412     3,404        1,474       53,207
                                ---------    --------  -------     --------     ---------
STOCKHOLDERS' EQUITY..........     91,808      5,782    59,190      (64,972)      91,808
                                ---------    --------  -------     --------     ---------
    Total liabilities and
      stockholders' equity....  $ 504,527    $15,156   $95,873     $  4,611     $620,167
                                =========    ========  =======     ========     =========

   The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements
                  are an integral part of this balance sheet.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                              PRO FORMA
                                                             ADJUSTMENTS
                                                                 FOR
                                                              ACQUIRED
                           U.S. CAN       CPI       USC      BUSINESSES    PRO FORMA
                          CORPORATION    GROUP     EUROPE     (NOTE 3)     COMBINED
                          -----------   -------   --------   -----------   ---------
                                     (000'S OMITTED, EXCEPT PER SHARE DATA)
NET SALES................  $ 626,485    $29,351   $119,106     $    --     $ 774,942
COST OF SALES............    555,478     24,906    105,293         (53)      685,624
                            --------    -------   --------     -------      --------
  Gross income...........     71,007      4,445     13,813          53        89,318
SELLING, GENERAL AND
  ADMINISTRATIVE
  EXPENSES...............     27,369      1,862      7,620          --        36,851
OVERHEAD REDUCTION
  PROVISION..............      8,000         --         --          --         8,000
                            --------    -------   --------     -------      --------
  Operating income.......     35,638      2,583      6,193          53        44,467
INTEREST EXPENSE ON
  BORROWINGS.............     24,513        660      1,445       4,328        30,946
AMORTIZATION OF DEFERRED
  FINANCING COSTS........      1,543         --         --          --         1,543
OTHER EXPENSE............      2,035         --         29          55         2,119
                            --------    -------   --------     -------      --------
  Income before income
    taxes and
    extraordinary item...      7,547      1,923      4,719      (4,330)        9,859
PROVISION FOR INCOME
  TAXES..................      3,608         --      1,915        (941)        4,582
                            --------    -------   --------     -------      --------
INCOME BEFORE
  EXTRAORDINARY ITEM.....  $   3,939    $ 1,923   $  2,804     $(3,389)    $   5,277
                            ========    =======   ========     =======      ========
PER SHARE DATA:
Income before
  extraordinary item.....  $    0.31                                       $    0.41
                            ========                                        ========
Weighted average shares
  and equivalent shares
  outstanding............     12,839                                          12,839
                            ========                                        ========

   The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                   Statements
                    are an integral part of this statement.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JULY 2, 1995

                                                               PRO FORMA
                                                              ADJUSTMENTS
                                                              FOR ACQUIRED
                             U.S. CAN       CPI       USC      BUSINESSES    PRO FORMA
                            CORPORATION    GROUP    EUROPE      (NOTE 3)     COMBINED
                            -----------   -------   -------   ------------   ---------
                                        (000'S OMITTED, EXCEPT PER SHARE DATA)
NET SALES.................   $ 320,042    $15,853   $61,939     $     --     $ 397,834
COST OF SALES.............     276,969     13,727    54,493          (26)      345,163
                             ---------    -------   -------      -------     ---------
  Gross income............      43,073      2,126     7,446           26        52,671
SELLING, GENERAL AND
  ADMINISTRATIVE
  EXPENSES................      13,692        943     3,754           --        18,389
                             ---------    -------   -------      -------     ---------
  Operating income........      29,381      1,183     3,692           26        34,282
INTEREST EXPENSE ON
  BORROWINGS..............      12,147        342       777        2,152        15,418
AMORTIZATION OF DEFERRED
  FINANCING COSTS.........         739         --        --           --           739
OTHER EXPENSE.............         881         --        50           27           958
                             ---------    -------   -------      -------     ---------
  Income before income
    taxes and
    extraordinary item....      15,614        841     2,865       (2,153)       17,167
PROVISION FOR INCOME
  TAXES...................       6,532         --     1,124         (515)        7,141
                             ---------    -------   -------      -------     ---------
INCOME BEFORE
  EXTRAORDINARY ITEM......   $   9,082    $   841   $ 1,741     $ (1,638)    $  10,026
                             =========    =======   =======      =======     =========
PER SHARE DATA:
  Income before
    extraordinary item....   $    0.71                                       $    0.78
                             =========                                       =========
  Weighted average shares
    and equivalent shares
    outstanding...........      12,860                                          12,860
                             =========                                       =========

   The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
              Statements are an integral part of this statement.

                      U.S. CAN CORPORATION AND SUBSIDIARY

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1996

                                                                  PRO FORMA
                                                                 ADJUSTMENTS
                                                                 FOR ACQUIRED
                                U.S. CAN       CPI       USC      BUSINESSES    PRO FORMA
                               CORPORATION    GROUP    EUROPE      (NOTE 3)     COMBINED
                               -----------   -------   -------   ------------   ---------
                                          (000'S OMITTED, EXCEPT PER SHARE DATA)
NET SALES....................   $ 344,207    $15,739   $63,013     $     --     $422,959
COST OF SALES................     299,595     12,378    54,759          (26)     366,706
                                ---------    -------   -------     --------     --------
  Gross income...............      44,612      3,361     8,254           26       56,253
SELLING, GENERAL AND
  ADMINISTRATIVE
  EXPENSES...................      13,930      1,173     3,917           --       19,020
                                ---------    -------   -------     --------     --------
  Operating income...........      30,682      2,188     4,337           26       37,233
INTEREST EXPENSE ON
  BORROWINGS.................      12,520        266       561        2,236       15,583
AMORTIZATION OF DEFERRED
  FINANCING COSTS............         802         --        --           --          802
OTHER (INCOME) EXPENSE.......       1,003         --        (8)          27        1,022
                                ---------    -------   -------     --------     --------
  Income before income taxes
    and extraordinary item...      16,357      1,922     3,784       (2,237)      19,826
PROVISION FOR INCOME TAXES...       6,950         --     1,511         (116)       8,345
                                ---------    -------   -------     --------     --------
INCOME BEFORE EXTRAORDINARY
  ITEM.......................   $   9,407    $ 1,922   $ 2,273     $ (2,121)    $ 11,481
                                =========    =======   =======     ========     ========
PER SHARE DATA:
  Income before extraordinary
    item.....................   $    0.72                                       $   0.88
                                =========                                       =========
  Weighted average shares and
    equivalent shares
    outstanding..............      13,042                                         13,042
                                =========                                       =========

   The accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
              Statements are an integral part of this statement.

                     U.S. CAN CORPORATION AND SUBSIDIARIES

                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS
                                (000'S OMITTED)

NOTE 1 -- DESCRIPTION OF PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


     United States Can Company acquired all of the stock of three related companies, CPI Plastics, Inc., CP Ohio, Inc. and CP Illinois, Inc. (collectively, "CPI Group") on August 2, 1996, at a purchase price of $15 million, subject to adjustment for the change in net working capital (as defined in the acquisition agreement) from December 31, 1995 through the closing date, plus potential contingent payments (in an amount not to exceed $1 million) based upon CPI Group's financial performance for the years 1996 and 1997. This acquisition was financed with borrowings under the Company's primary credit facilities which include a $95 million revolving line of credit (the "Revolving Credit Facility") and a supplemental $97 million credit facility to fund certain acquisitions (the "Acquisition Facility"), including the acquisitions of the CPI Group and USC Europe. U.S. Can Corporation (together with its subsidiaries, the "Company") completed the acquisition of certain aerosol can businesses owned by Crown Cork & Seal Company, Inc. ("Crown") in the United Kingdom and Italy as well as the aerosol can businesses owned by the Crown affiliate, CarnaudMetalbox S.A. in France, Spain and Germany (collectively, "USC Europe") on September 11, 1996 at a purchase price of $52.8 million, subject to a post-closing adjustment for changes in working capital from April 30, 1996 through the closing date. This acquisition was also funded with borrowings under the Acquisition Facility. The pro forma adjustments included herein do not consider the effect of any post-closing adjustment or contingent payments related to the purchase prices as such effect is not expected to be material.

     The unaudited pro forma condensed combined balance sheet of the Company gives effect to the acquisitions as if such acquisitions had occurred on June 30, 1996. The unaudited pro forma condensed combined statements of operations of the Company give effect to the acquisitions as if such acquisitions had occurred on January 1, 1995.

     For purposes of the accompanying pro forma combined financial statements, acquisition-related adjustments, all made pursuant to the purchase method of accounting have been reflected on an estimated basis using the most recent information available. Pending finalization of property appraisals, plant consolidation requirements and other studies, no assurances can be given that the final determination of the fair value of assets acquired and liabilities assumed by the Company in the acquisitions will not differ from the adjustments presented herein. Such determinations will be made within one year of the related acquisitions and are not expected to be materially different from the estimates used herein.

     The unaudited pro forma combined financial statements should be read in conjunction with the separate historical financial statements and related notes thereto of the Company, the CPI Group and USC Europe. The pro forma condensed combined financial statements do not purport to be indicative of the results that actually would have been obtained had all the transactions been completed as of the assumed dates and for the periods presented and are not intended to be a projection of future results or trends. Operating results for any interim period are not necessarily indicative of results that may be expected for the full year.

     On July 16, 1996, the Company's Board of Directors authorized the issuance of $225.0 million of senior subordinated notes (the "Notes") in a private placement. The Noteholders will have registration rights with respect to the Notes. Net proceeds from the issuance of the Notes are expected to be approximately $218.6 million and to be used to retire or pay down outstanding indebtedness. The effect of this potential refinancing is not reflected in the accompanying pro forma combined financial statements.

                     U.S. CAN CORPORATION AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS
                                (000'S OMITTED)

NOTE 2 -- PRO FORMA ADJUSTMENTS FOR ACQUIRED BUSINESSES TO THE JUNE 30, 1996 CONDENSED COMBINED BALANCE SHEET

                                                                                    PRO FORMA
                                                                                   ADJUSTMENTS
                                                                                   FOR ACQUIRED
                                                                                    BUSINESSES
                                                                                   ------------
Cash and cash equivalents --
  Record cash received to offset debt assumed...................................     $  3,077
                                                                                      =======
Accounts receivable --
  Eliminate officer and shareholder receivables not retained by the Company.....     $   (995)
                                                                                      =======
Inventories --
  Revalue inventories to estimated fair market value............................     $    507
                                                                                      -------
Prepaid income taxes --
  Record prepaid income taxes related to historical and revalued net assets          $    197
                                                                                      =======
Net property, plant and equipment --
  Revalue CPI Group's property, plant and equipment to estimated fair market
     value......................................................................     $  3,684
  Apply excess of estimated fair value of net assets acquired over purchase
     price to USC Europe's long-lived assets....................................       (4,467)
                                                                                      -------
                                                                                     $   (783)
                                                                                      =======
Intangible assets --
  Record excess purchase price over estimated fair value of USC Group's net
     assets acquired............................................................     $  2,608
                                                                                      =======
Current maturities of long-term debt --
  Eliminate existing debt not assumed by the Company............................     $ (1,482)
                                                                                      =======
Notes payable --
  Eliminate existing notes payable not assumed by the Company...................     $ (3,966)
                                                                                      =======
Other current liabilities --
  Revalue certain liabilities, including plant consolidation reserves, to
     estimated fair market value................................................     $  3,750
  Accrue acquisition costs......................................................        2,000
                                                                                      -------
                                                                                     $  5,750
                                                                                      =======
Senior debt --
  Record borrowings under the Acquisition Facility to fund the acquisitions.....       67,307
  Record borrowings under the Revolving Credit Facility to fund the
     acquisitions...............................................................          500
                                                                                      -------
                                                                                     $ 67,807
                                                                                      =======
Other long-term liabilities --
  Record long-term deferred income taxes related to revalued property...........     $  1,474
                                                                                      =======
Stockholder's equity --
  Eliminate equity of acquired businesses.......................................     $(64,972)
                                                                                      =======

                     U.S. CAN CORPORATION AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                    CONDENSED COMBINED FINANCIAL STATEMENTS
                                (000'S OMITTED)

NOTE 3 -- PRO FORMA ADJUSTMENTS FOR ACQUIRED BUSINESSES TO THE STATEMENTS OF OPERATIONS

                                                                                   FOR THE SIX MONTHS
                                                                                         ENDED
                                                            FOR THE YEAR ENDED    --------------------
                                                               DECEMBER 31,       JULY 2,     JUNE 30,
                                                                   1995             1995        1996
                                                            ------------------    --------    --------
Cost of sales --
  Record additional depreciation expense on revalued
    property, plant and equipment -- CPI Group...........             245              123         123
  Reduce depreciation expenses on revalued property,
    plant and equipment -- USC Europe....................        $   (298)        $   (149)   $   (149)
                                                            -------------         --------    --------
                                                                 $    (53)        $    (26)   $    (26)
                                                            =============         ========    ========
Interest expense on borrowings --
  Eliminate debt not assumed by the Company -- CPI
    Group................................................        $   (649)        $   (337)   $   (253)
  Record interest expense on borrowings used to fund the
    acquisitions (7.13% annually)........................           4,977            2,489       2,489
                                                            -------------         --------    --------
                                                                 $  4,328         $  2,152    $  2,236
                                                            =============         ========    ========
Other expense --
  Amortize goodwill related to the CPI Group
    acquisition..........................................        $     55         $     27    $     27
                                                            =============         ========    ========
Provision for income taxes --
  Income tax effect of CPI Group's historical pretax
    income and of the pro forma adjustments at the
    Company's effective tax rate (40%)(a)................        $   (941)        $   (515)   $   (116)
                                                            =============         ========    ========

---------------
(a) The CPI Group had been treated as an S Corporation. As such, no income taxes were reflected in its historical statements of income.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         U.S. CAN CORPORATION



Date: October 2, 1996                    By  /s/ John R. McGowan
                                           ----------------------------------
                                                 John R. McGowan
                                           Vice President and Controller

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         UNITED STATES CAN COMPANY


Date: October 2, 1996                    By  /s/ John R. McGowan
                                           ----------------------------------
                                                 John R. McGowan
                                           Vice President and Controller

                                EXHIBIT INDEX


Exhibit
Number                  Description of Exhibit
-------                 ----------------------

 23.1                   Consent of Independent Accountants: Plante
                          & Moran LLP

 23.2                   Consent of Independent Accountants: Befec-
                          Price Waterhouse